                              Exhibit 23(d)(2)(dd)
      Amendment to Investment Sub-Advisory Agreement - TA IDEX Transamerica
                               High-Yield Bond (2)

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                      AEGON USA INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of January 1, 2006 to the Sub-Advisory Agreement dated April 22, 1992, as amended, between Transamerica Fund Advisors, Inc. and AEGON USA Investment Management, LLC, on behalf of TA IDEX Transamerica High-Yield Bond (the "Fund") (formerly, TA IDEX Transamerica Conservative High-Yield Bond). In consideration of the mutual covenants contained herein, the parties agree as follows:

COMPENSATION. Effective January 1, 2006, the sub-advisory fee rate for the Fund is as follows:

0.28% of the first $400 million of average daily net assets; 0.25% over $400 million up to $750 million; and 0.20% in excess of $750 million

In all other respects, the Sub-Advisory Agreement dated April 22, 1992, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        AEGON USA INVESTMENT MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                      AEGON USA INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of November 1, 2005 to the Sub-Advisory Agreement dated April 22, 1992, as amended, between Transamerica Fund Advisors, Inc. (formerly, AEGON/Transamerica Fund Advisers, Inc.) and AEGON USA Investment Management, LLC, on behalf of TA IDEX Transamerica Conservative High-Yield Bond (the "Fund"), a separate series of Transamerica IDEX Mutual Funds. In consideration of the mutual covenants contained herein, the parties agree as follows:

FUND NAME CHANGE. Any references to TA IDEX Transamerica Conservative High-Yield Bond are revised to mean TA IDEX Transamerica High-Yield Bond, in response to the name change of the Fund, effective August 1, 2005.

In all other respects, the Sub-Advisory Agreement dated April 22, 1992, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of November 1, 2005.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        AEGON USA INVESTMENT MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------